Filed Pursuant to
Rule 415 and 433
333-135813
FWP
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GE Interest Plus for Businesses

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PROSPECTUS | FINANCIAL SERVICES | OUR COMPANY | OBTAIN 10K

GE Interest Plus for Businesses

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GE Interest Plus for Businesses notes provide a convenient way to invest directly with General Electric Capital Corporation ("GE Capital"). The notes pay a floating rate of interest, and are available to selected customers of General Electric. They are rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service – the highest credit quality ratings available. You can redeem your investment at any time.

› **Apply Now**

To invest, you must receive a copy of the Prospectus.
The prospectus contains more complete information on fees, charges, and other expenses, and should be read carefully before investing. You may read the **Prospectus on-line now** or **Email us a request** to send you information, including a prospectus.

Current Rate*	
Rate	Yield
4.80%	4.91%

Rates as of 08/23/2006. Rates may be reset weekly.

* The terms for GE Interest Plus for Businesses are separate and distinct from GE Interest Plus which is available only to individual investors.

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

GE Interest Plus for Businesses

Consent to Receive the Prospectus Electronically

The notes are offered by prospectus only. The prospectus contains more complete information on fees, charges, and other expenses, and should be read carefully before investing. You agree to receive the following prospectus electronically, and agree to its terms before investing.

Current Rate*	
Rate	Yield
4.80%	4.91%

Rates as of 08/23/2006. Rates may be reset weekly.

This agreement applies only to the GE Interest Plus for Businesses prospectus and only for this transmission. The prospectus is not an offer to sell or a solicitation of an offer to buy securities, nor shall any such securities be offered or sold to any person in any jurisdiction in which an offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction.

Consent to receipt of the prospectus electronically:

- **I agree.**
- **I disagree.** Please send the prospectus and application by mail.

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

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GE Interest Plus for Businesses

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PROSPECTUS SUPPLEMENT

(To Prospectus dated July 17, 2006)

General Electric Capital Corporation

$1,000,000,000

Variable Denomination Floating

Rate Demand Notes

GE Interest Plus for Businesses

The GE Interest Plus for Businesses Notes (the "Notes") are designed to provide you with a convenient means of investing funds directly with General Electric Capital Corporation ("GE Capital"). The Notes will pay a floating rate of interest which will vary as determined by the GE Interest Plus Committee. The initial interest rate applicable to the Notes and

- Print the Prospectus and Supplements
- Click here to invest or learn more

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

Continued on following page

Earn More than Competing Alternatives

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GE Interest Plus for Businesses is a AAA-Rated Corporate Note Program from GE Capital Corporation that offers investors the opportunity to earn higher rates of interest than traditional bank cash management vehicles.

The notes are a liquid investment. Link your investment to your bank checking account and easily add to or redeem electronically. Wire money to and from your account for same day money movement. Once you are an investor, manage your investment online - view balances, statements and activity, or initiate electronic transfers to and from your linked checking account. Customer service representatives are also available from 8:30 a.m. to 7 p.m. Eastern Time.

Plus, there are no sales, management or maintenance fees! Ready to take the next step. Simply:

1. Review our privacy policy on-line.
2. Download the:
   - Application/Resolution for Corporations.
   - Application/Resolution for LLCs.
   - Application/Resolution for Partnerships.
   - Application/Resolution for Sole Propietorships.
3. Complete the Application and appropriate Authorization Form and mail to us at the address indicated on the form.



GE Interest Plus for Businesses is available to selected customers of GE Commercial Finance that are located in the United States. Funds invested must be in U.S. Dollars from a U.S. domestic financial institution or U.S. branch of a foreign institution. Accounts must have a U.S. address.

http://www.geinterestplus.com/businesses/invest.html

Should you have any questions, please call a Customer Service Representative at 1-888-674-4138 Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time (ET).

› Click here to learn more.

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

http://www.geinterestplus.com/businesses/learn.html

GE Interest Plus for Businesses

Contact Us | Privacy Policy

PROSPECTUS | FINANCIAL SERVICES | OUR COMPANY | OBTAIN 10K

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- Read the Prospectus Now
- Consent
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  - How to Invest
  - Learn More
  - Frequently Asked Questions
- Request a Mailed Kit
- Login Setup & Information

The Benefits of GE Interest Plus for Businesses

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The notes are a convenient way to invest directly with General Electric Capital Corporation ("GE Capital"). The notes are rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service and pay a floating rate of interest. You can redeem your investment at any time.

Unlimited Access Privileges
Unlike certificates of deposit, your money is not locked in. You can redeem it in whole or in part without penalty by calling us, initiating a transfer through the Automated Clearing House Network or by wire.

No Sales Charges, Management Fees or Maintenance Fees
There are no sales charges, management or maintenance fees. There are also no redemption fees. A $15 fee is, however, charged on same day wire redemptions.

Low Investment Minimum
You can make an initial investment for as little as $500.

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

Continued on following page

Frequently Asked Questions

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How can the notes pay higher rates than other competing short-term investments?
Unlike companies that offer competing products, we have no multi-branch overhead and no large administrative staff. This, combined with the fact that the managers of our program receive no fees, enables us to pay consistently higher rates. You should note that the Notes are not a money market fund, which is generally a diversified fund consisting of investment in short- term debt securities of many companies.

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Higher rates than what?
The notes not only pay higher rates than most bank accounts and short-term CDs.

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Do I pay any fees?
No. There are no management fees, sales loads, maintenance fees or redemption fees. So, there's nothing to reduce your rate of return. The only fee that may apply is a $15 fee for same day wires.

Is it easy to add to my investment?
Yes, you can use the Quick Invest Service to transfer money from your bank over the telephone, wire funds or mail checks. How much and how often is entirely up to you.

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Can I redeem my investment at anytime?
Yes, you can do so at no charge by electronic transfer to your linked business checking account or choosing the wire transfer option ($2,500 minimum) when you make your initial investment. There is a $15 wire fee.

What if I have questions about my investment?
For up-to-date information about your investment or current rates, you may login to Account Access or call our automated touch tone service at 1-888-674-4138, 24 hours a day, 7 days a week. Customer Service Representatives are also available Monday through Friday, 8:30 a.m. to 7:00 p.m. Eastern Time.

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How safe is my investment?
There is risk with any investment you make. However, with GE Interest Plus for Businesses, you benefit from the credit worthiness of General Electric Capital, the sole obligor of the Notes.The notes are rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service – the highest credit quality ratings available.

How do I get started?
Simply review the prospectus and privacy policy, then download the appropriate application. Complete it, sign it, and return it to us at: GE Interest Plus for Businesses P.O. Box 6294, Indianapolis, IN 46206-6294. If you choose to wire in your initial investment, or transfer your funds through our Quick Invest Service, simply indicate that on the application.

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

http://www.geinterestplus.com/bus_applicationmail/publicjsp/orapp.jsp

GE Interest Plus for Businesses

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PROSPECTUS | FINANCIAL SERVICES | OUR COMPANY | OBTAIN 10K

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Order An Information Kit by Mail

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To be mailed a copy of the Prospectus and Informational brochure, fill out the information indicated below and press "send". Please note that fields that are marked with an asterisk must be filled in for your order to be processed.

Company Name

First Name*

Middle Initial

Last Name*

Address*

City/State/Zip*

Phone/Ext.

(example) *111-111-1111*

Email*

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GE Interest Plus for Businesses

Contact Us | Privacy Policy

PROSPECTUS | FINANCIAL SERVICES | OUR COMPANY | OBTAIN 10K

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Contact Us

If you have any questions concerning GE Interest Plus for Businesses you may call us at 1-888-674-4138 or send us an email. To send an email, please complete the following information and click "Send" button at the bottom to forward to us.

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